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                       ROBINSON, BRADSHAW & HINSON, P.A.
                       101 North Tryon Street, Suite 1900
                        Charlotte, North Carolina 28246
                            Telephone (704) 377-2536
                            Facsimile (704) 378-4000


    STEPHEN M. LYNCH
TELEPHONE (704) 377-8355
   FAX (704) 373-3955
INTERNET SLYNCH@RBH.COM


                                 April 5, 2002


Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention:  Mr. Stephen P. Zelnak, Jr.

         Re:      Martin Marietta Materials, Inc.
                  Registration on Statement on Form S-8

Ladies and Gentlemen:

         We have served as special counsel to Martin Marietta Materials, Inc. (the "Company") in connection with the Company's registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 50,000 shares of the Company's common stock, $.01 par value (the "Shares"), pursuant to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the "Plan"). We understand that the Registration Statement is being filed with the Securities and Exchange Commission and that this letter is to be included as Exhibit 5 thereof.

         We have examined the Plan, the Registration Statement, the articles of incorporation and the bylaws of the Company, corporate proceedings relating to the authorization, issuance and sale of the Shares and such other documents and records as we have deemed necessary in order to enable us to render this opinion.

         Based upon the foregoing, and subject to the conditions set forth below, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina; and

         2. The Shares, when issued and sold by the Company pursuant to the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable, and will represent validly authorized and outstanding shares of the common stock of the Company.


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Martin Marietta Materials, Inc.
April 5, 2002
Page 2


         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.


                                    Very truly yours,


                                    ROBINSON, BRADSHAW & HINSON, P.A.



                                    Stephen M. Lynch

SML/mer